Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Form 10-K/A of Central Virginia Bankshares, Inc. for the fiscal year ended December 31, 2009, we, Ralph <?xml:namespace prefix = st1 ns = "urn:schemas-microsoft-com:office:smarttags" />Larry Lyons, President and Chief Executive Officer of Central Virginia Bankshares, Inc. and Charles F. Catlett, III, Senior Vice President and Chief Financial Officer of Central Virginia Bankshares, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

(a)        such Form 10-K/A for the year ended December 31, 2009 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b)        the information contained in such Form 10-K/A for the year ended December 31, 2009 fairly presents, in all material respects, the consolidated financial condition and results of operations of Central Virginia Bankshares, Inc. as of, and for, the periods presented in the Form 10-K/A.

Date:  April 30, 2010                                                                           /s/Ralph Larry Lyons
                           Ralph Larry Lyons
                               President and Chief Executive Officer

Date:  April 30, 2010                                                                      /s/Charles F. Catlett, III
                          Charles F. Catlett, III
                          Senior Vice President and
                           Chief Financial Officer